UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 29, 2008

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

On August 29, 2008, Comstock Barrington, L.C. (“Barrington”), Comstock Homes of Atlanta (“CHOA”), Comstock James Road, LLC (“James Road”), Comstock Hamlets of Blue Ridge L.C. (“Hamlets”), Comstock Blooms Mill II, L.C. (“Blooms” and collectively the “Borrowers”) and Comstock Homebuilding Companies, Inc. (the “Company”, the “Guarantor” and together with the Borrowers, the “Obligors”), entered into a Foreclosure Agreement (“Agreement”) with Branch Banking & Trust Company (“BB&T”) relating to $32,713,580.00 of outstanding debts (the “Debts”) owed by the Borrowers to BB&T. Under the terms of the Agreement, BB&T agreed to release the Obligors from their obligations and guarantees relating to the Debts (the “Release”) upon the successful foreclosure by BB&T on all of the land and improvement collateral pledged to secure the Debts.

The assets pledged include: Barrington Park, a condominium project in Manassas, Virginia; Bluffs at James Rd, a single family home project in Atlanta, Georgia; Woodlands at Round Hill, a single family home project in Round Hill, Virginia; Maristone, a single family home development in Atlanta, Georgia; Settingdown Circle a single family home development in Atlanta, Georgia; Glen Ivy, a single family home development in Atlanta, Georgia; and Wyngate, a single family home development in Atlanta, Georgia (individually and collectively, the “Collateral”). BB&T is scheduled to foreclose on the Collateral in Atlanta, Georgia on Tuesday, September 2, 2008. BB&T is expected to complete foreclosure proceedings on the Collateral at Barrington and Woodlands on or before September 30, 2008. In the event the foreclosures are successful, the Company is cooperative and there are no material misrepresentations by the Company in the Agreement, BB&T will issue the Company the Release within ninety-one (91) days and the Debts will be considered paid in full with no deficiency liabilities owed by the Company.

The Agreement covers five loans from BB&T to the Borrowers for which the Company is Guarantor. The loans include: an acquisition and development loan to Barrington relating to the Barrington Collateral with $9,919,410.00 outstanding, a construction loan to Barrington relating to the Barrington Collateral with $6,467,993.00 outstanding, a revolving construction loan to CHOA relating to the Maristone, James Rd, Wyngate, and Glen Ivy Collateral with $8,334,322.00 outstanding, an acquisition loan to CHOA relating to the Settingdown Collateral with $4,502,806.00 outstanding and an acquisition and development loan to Hamlets relating to the Hamlets Collateral with $3,489,048.00 outstanding (collectively the “Notes”). BB&T previously issued a notice of default to the Obligors relating to the Notes, the details of which were reported by the Company in a Form 8-K filing dated July 31, 2008.

On September 2, 2008 the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated September 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary